Exhibit 4.1

SECOND SUPPLEMENTAL INDENTURE
Second Supplemental Indenture (this “Supplemental Indenture”), dated as of March 3, 2021 (the “Issue Date”), among Arconic Corporation, a Delaware corporation (the “Issuer”), the Guarantors party hereto (the “Guarantors”), U.S. Bank National Association, as trustee (the “Trustee”) and U.S. Bank National Association, as second priority collateral agent (the “Second Priority Collateral Agent”).
WITNESSETH
WHEREAS, the Issuer has heretofore executed and delivered to the Trustee that certain Indenture dated as of February 7, 2020 (the “Original Issue Date”), as supplemented by the First Supplemental Indenture, dated as of March 30, 2020, and this Supplemental Indenture (such Indenture, as so supplemented, the “Indenture”) and pursuant thereto has issued $600,000,000 aggregate principal amount of 6.125% Senior Secured Second‑Lien Notes due 2028 (the “Existing Notes”);
WHEREAS, Section 2.14 of the Indenture provides that the Issuer may issue, in accordance with the terms of the Indenture, Additional Notes under the Indenture with identical terms as the Existing Notes issued on the Original Issue Date, other than with respect to the date of issuance and the issue price;
WHEREAS, the Issuer and the Guarantors have entered into that certain Purchase Agreement dated as of February 24, 2021, among themselves and Goldman Sachs & Co. LLC, as representative (the “Representative”) of the several initial purchasers listed in Schedule I thereto, pursuant to which on the date hereof, the Issuer will issue an additional $300,000,000 of 6.125% Senior Secured Second-Lien Notes due 2028 as Additional Notes (the “New Notes”);
WHEREAS, the New Notes will have identical terms and conditions as the Existing Notes, other than with respect to the date of issuance and issue price;
WHEREAS, a duly authorized Officer of the Issuer has heretofore executed and delivered to the Trustee an Officer’s Certificate (the “Additional Notes Certificate”) establishing the terms of the New Notes in accordance with Section 2.14 of the Indenture;
WHEREAS, in connection with the issuance of the Existing Notes, the Issuer and certain of its subsidiaries entered into certain mortgages, deeds of trusts and other security documents creating security interests or liens on certain Collateral constituting real property (the “Existing Mortgages”), which Existing Mortgages, as amended, supplemented or amended and restated, secure the then-outstanding Second Priority Obligations;
WHEREAS, the Issuer intends by this Supplemental Indenture to establish certain obligations in connection with the issuance of the New Notes in order to ensure that the Existing Mortgages continue to secure all of the outstanding Second Priority Obligations;

WHEREAS, pursuant to Section 9.01(h) of the Indenture, the Issuer, the Guarantors, the Trustee and the Second Priority Collateral Agent are authorized to enter into this Supplemental Indenture without the consent of any Holder; and
WHEREAS, all things necessary to make this Supplemental Indenture a valid, binding and legal agreement of the Issuer and the Guarantors, have been done.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01. Definitions.
(a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
(b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
ARTICLE II
MORTGAGE AMENDMENTS
SECTION 2.01. Mortgage Amendments.
The Issuer and each of the Guarantors shall complete the recordation of amendments, supplements to, or amendments and restatements of, the Existing Mortgages and shall deliver to the Second Priority Collateral Agent date-down/modification endorsements to the title insurance policies insuring the Existing Mortgages, as amended by the amendments, supplements or amendment and restatement of the Existing Mortgages, and enforceability opinions from local counsel in each jurisdiction in which a mortgaged property is located in form and substance reasonably satisfactory to the Representative, in each case, as promptly as reasonably practicable after the Issue Date (but in any event no later than 90 days after the Issue Date or, if the applicable recording office is not open or accepting documents for recordation, as soon as practicable following the completion of such 90-day period using commercially reasonable efforts).  The Second Priority Collateral Agent may conclusively assume that any endorsements, opinions or other documentation delivered to it pursuant to this Section 2.01 meet the requirements of this Section 2.01, including, without limitation, as to the condition that the Representative determined that a document was reasonably satisfactory to it.

ARTICLE III
MISCELLANEOUS
SECTION 3.01. Ratification of the Indenture; Supplemental Indenture Part of Indenture.
The Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 3.02. Governing Law.
THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 3.03. Counterparts; Electronic Signatures.
The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.  The words “execution,” signed,” “signature,” and words of like import in this Supplemental Indenture or in any certificate, agreement or document related to this Supplemental Indenture shall include electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 3.04. Effect of Headings.
The section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 3.05. The Trustee and the Agents.
The Trustee and the Agents shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Guarantors.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.
ARCONIC CORPORATION

By:
/s/ Jason Secore
	Name:	Jason Secore
	Title:	Vice President and Treasurer

Arconic Aerospace Laminates Inc., Arconic Lancaster Corp., Arconic Properties Inc., Arconic Tube Specialties Inc., Arconic Wireless Network Services Inc., Caradco, Inc., Halethorpe Extrusions, Inc., Halethorpe Services, Inc., Kawneer Aluminium Deutschland Inc., Kawneer Company, Inc., Plant City Extrusions Corporation, RMC Texas, Inc. and Pimalco, Inc.

By:
/s/ Jason Secore
	Name:	Jason Secore
	Title:	Vice President and Treasurer

ARCONIC CORPORATION, as sole Member of each of:

Alumax LLC, Arconic Architectural Products LLC, Arconic Davenport LLC, Arconic Lafayette LLC, Arconic Massena LLC, Arconic Technologies LLC, Arconic Tennessee LLC, Arconic Service LLC and Kawneer Commercial Windows LLC

By:
/s/ Jason Secore
	Name:	Jason Secore
	Title:	Vice President and Treasurer

[Signature Page to Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michael Judge
Name: Michael Judge
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as Second Priority Collateral Agent

By:	/s/ Michael Judge
Name: Michael Judge
Title: Vice President

[Signature Page to Supplemental Indenture]